Exhibit 99.1

Corporate Communications
mediarelations@aa.com

Investor Relations
investor.relations@aa.com

FOR RELEASE: Thursday, Jan. 26, 2023
AMERICAN AIRLINES REPORTS FOURTH-QUARTER AND FULL-YEAR 2022 FINANCIAL RESULTS
FORT WORTH, Texas –– American Airlines Group Inc. (NASDAQ: AAL) today reported its fourth-quarter and full-year 2022 financial results, including:
•Fourth-quarter and full-year net income of $803 million and $127 million, or $1.14 per diluted share and $0.19 per diluted share, respectively. Excluding net special items1, fourth-quarter and full-year net income of $827 million and $328 million, or $1.17 per diluted share and $0.50 per diluted share, respectively.
•Record fourth-quarter revenue of $13.2 billion, which represents a 16.6% increase over the same period in 2019, despite flying 6.1% less capacity.
•Ended the year with $12 billion of total available liquidity, after prepaying a $1.2 billion term loan during the fourth quarter.
•Company continues to execute on its plan to pay down $15 billion of total debt2 by the end of 2025.
“The American Airlines team has produced outstanding results over the past year,” said American’s CEO Robert Isom. “We committed to running a reliable operation and returning to profitability, and our team is delivering on both. We’re proud to have led the industry in operational performance over the holidays while producing record full-year and fourth-quarter revenues, resulting in a third consecutive quarterly profit and a profit for the full year. As we turn our attention to 2023, we will continue to prioritize reliability, profitability and debt reduction.”
Running a reliable operation
American and its regional partners operated more than 475,000 flights in the fourth quarter, with an average load factor of 83.9%. For the quarter, American ranked first in completion factor among the nine largest U.S. carriers.
The American team delivered an even stronger performance over the holidays, despite challenging conditions in many parts of the country. American outperformed the industry over the December holiday period, ranking first in completion factor. The momentum has continued into 2023 as American has delivered the best on-time arrival performance of the nine largest U.S. carriers so far this year.

American Airlines Reports Fourth-Quarter and Full-Year 2022 Financial Results
Jan. 26, 2023

Returning to profitability
American produced revenues of $13.2 billion in the fourth quarter, an increase of 16.6% versus the same period in 2019 and the highest fourth-quarter revenue in company history, driven by the continued strength of the demand environment. This record revenue was achieved while flying 6.1% less capacity than the same period in 2019. On both a GAAP basis and excluding the impact of net special items, the company produced an operating margin of 10.5% in the quarter. American also produced record revenues of $49 billion for the full year, resulting in full-year profitability.
Liquidity and balance sheet
In the fourth quarter, American made approximately $539 million in debt and finance lease payments and prepaid a $1.2 billion term loan. The company ended the year with $12 billion of total available liquidity, comprised of cash and short-term investments plus undrawn capacity under revolving and other credit facilities. Total debt2 reduction continues to be a top priority, and the company is more than halfway to its goal of reducing total debt by $15 billion by the end of 2025. As of Dec. 31, 2022, American had reduced its total debt by more than $8 billion from peak levels in the second quarter of 2021.
Guidance and investor update
Based on demand trends and the current fuel price forecast and excluding the impact of special items, the company expects its first-quarter 2023 adjusted earnings per diluted share3 to be approximately breakeven. Based on today’s guidance, American expects its full-year 2023 adjusted earnings per diluted share3 to be between $2.50 and $3.50.
For additional financial forecasting detail, please refer to the company’s investor update, furnished with this press release with the SEC on Form 8-K. This filing will also be available at
aa.com/investorrelations.
Conference call and webcast details
The company will conduct a live audio webcast of its financial results conference call at 7:30 a.m. CT today. The call will be available to the public on a listen-only basis at
aa.com/investorrelations. An archive of the webcast will be available on the website through Feb. 26.
Notes
See the accompanying notes in the financial tables section of this press release for further explanation, including a reconciliation of all GAAP to non-GAAP financial information.
1.The company recognized $24 million of net special items after the effect of taxes in the fourth quarter, which principally included mark-to-market net unrealized losses associated with certain equity investments.
2.All references to total debt include debt, finance leases, operating lease liability and pension obligations.
3.Adjusted earnings per diluted share guidance excludes the impact of net special items. The company is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of net special items cannot be determined at this time.

American Airlines Reports Fourth-Quarter and Full-Year 2022 Financial Results
Jan. 26, 2023

About American Airlines Group
To Care for People on Life's Journey®. Shares of American Airlines Group Inc. trade on Nasdaq under the ticker symbol AAL and the company’s stock is included in the S&P 500. Learn more about what’s happening at American by visiting news.aa.com and connect with American on Twitter @AmericanAir and at Facebook.com/AmericanAirlines.
Cautionary statement regarding forward-looking statements and information
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the company’s plans, objectives, expectations, intentions, estimates and strategies for the future, the continuing availability of borrowings under revolving lines of credit, and other statements that are not historical facts. These forward-looking statements are based on the company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the company’s other filings with the Securities and Exchange Commission. Additionally, there may be other factors of which the company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

American Airlines Reports Fourth-Quarter and Full-Year 2022 Financial Results
Jan. 26, 2023

American Airlines Group Inc.
Condensed Consolidated Statements of Operations
(In millions, except share and per share amounts)
(Unaudited)

	3 Months Ended December 31,		Percent Increase (Decrease)		12 Months Ended December 31,		Percent Increase (Decrease)
	2022	2021			2022	2021
Operating revenues:
Passenger	$12,131	$8,382	44.7		$44,568	$26,063	71.0
Cargo	263	341	(22.9)		1,233	1,314	(6.2)
Other	795	704	12.8		3,170	2,505	26.5
Total operating revenues	13,189	9,427	39.9		48,971	29,882	63.9
Operating expenses:
Aircraft fuel and related taxes	3,421	2,196	55.8		13,791	6,792	nm
Salaries, wages and benefits	3,199	3,207	(0.2)		12,972	11,817	9.8
Regional expenses:
Regional operating expenses	1,006	976	3.2		4,064	2,888	40.7
Regional depreciation and amortization	81	79	1.5		321	316	1.6
Maintenance, materials and repairs	735	596	23.4		2,684	1,979	35.6
Other rent and landing fees	649	670	(3.2)		2,730	2,619	4.2
Aircraft rent	350	360	(3.0)		1,395	1,425	(2.1)
Selling expenses	484	353	37.1		1,815	1,098	65.3
Depreciation and amortization	492	579	(15.2)		1,977	2,019	(2.1)
Special items, net	4	(20)	nm	(1)	193	(4,006)	nm
Other	1,385	1,211	14.3		5,422	3,994	35.8
Total operating expenses	11,806	10,207	15.7		47,364	30,941	53.1
Operating income (loss)	1,383	(780)	nm		1,607	(1,059)	nm
Nonoperating income (expense):
Interest income	110	5	nm		216	18	nm
Interest expense, net	(532)	(468)	13.5		(1,962)	(1,800)	9.0
Other income, net	50	52	(3.7)		325	293	10.9
Total nonoperating expense, net	(372)	(411)	(9.6)		(1,421)	(1,489)	(4.6)
Income (loss) before income taxes	1,011	(1,191)	nm		186	(2,548)	nm
Income tax provision (benefit)	208	(260)	nm		59	(555)	nm
Net income (loss)	$803	$(931)	nm		$127	$(1,993)	nm

Earnings (loss) per common share:
Basic	$1.23	$(1.44)			$0.20	$(3.09)
Diluted	$1.14	$(1.44)			$0.19	$(3.09)
Weighted average shares outstanding (in thousands):
Basic	650,944	648,766			650,345	644,015
Diluted	716,070	648,766			655,122	644,015
Note: Percent change may not recalculate due to rounding.
(1)Not meaningful or greater than 100% change.

American Airlines Reports Fourth-Quarter and Full-Year 2022 Financial Results
Jan. 26, 2023

American Airlines Group Inc.
Consolidated Operating Statistics (1)
(Unaudited)

	3 Months Ended December 31,		Increase (Decrease)	12 Months Ended December 31,		Increase (Decrease)
	2022	2021		2022	2021
Revenue passenger miles (millions)	55,320	48,982	12.9%	215,624	161,538	33.5%
Available seat miles (ASM) (millions)	65,962	61,105	7.9%	260,226	214,535	21.3%
Passenger load factor (percent)	83.9	80.2	3.7 pts	82.9	75.3	7.6 pts
Yield (cents)	21.93	17.11	28.2%	20.67	16.13	28.1%
Passenger revenue per ASM (cents)	18.39	13.72	34.1%	17.13	12.15	41.0%
Total revenue per ASM (cents)	19.99	15.43	29.6%	18.82	13.93	35.1%
Cargo ton miles (millions)	458	485	(5.6) %	1,972	2,082	(5.3) %
Cargo yield per ton mile (cents)	57.39	70.28	(18.3) %	62.52	63.11	(0.9) %

Fuel consumption (gallons in millions)	979	931	5.2%	3,901	3,324	17.4%
Average aircraft fuel price including related taxes (dollars per gallon)	3.50	2.36	48.1%	3.54	2.04	73.0%

Operating cost per ASM (cents)	17.90	16.70	7.1%	18.20	14.42	26.2%
Operating cost per ASM excluding net special items (cents)	17.89	16.74	6.9%	18.13	16.50	9.9%
Operating cost per ASM excluding net special items and fuel (cents)	12.70	13.14	(3.4) %	12.83	13.33	(3.8) %

Passenger enplanements (thousands)	50,934	49,298	3.3%	199,288	165,682	20.3%
Departures (thousands):
Mainline	277	252	9.8%	1,052	870	20.9%
Regional	201	259	(22.1) %	903	955	(5.4) %
Total	478	511	(6.3) %	1,955	1,825	7.1%
Average stage length (miles):
Mainline	1,132	1,133	(0.1) %	1,161	1,166	(0.4) %
Regional	469	478	(1.8) %	477	486	(1.8) %
Total	853	801	6.4%	845	810	4.3%
Aircraft at end of period:
Mainline (2)	925	865	6.9%	925	865	6.9%
Regional (3)	536	567	(5.5) %	536	567	(5.5) %
Total	1,461	1,432	2.0%	1,461	1,432	2.0%
Full-time equivalent employees at end of period:
Mainline	102,000	96,800	5.4%	102,000	96,800	5.4%
Regional (4)	27,700	26,600	4.1%	27,700	26,600	4.1%
Total	129,700	123,400	5.1%	129,700	123,400	5.1%
Note: Amounts may not recalculate due to rounding.
(1)Unless otherwise noted, operating statistics include mainline and regional operations. Regional includes wholly-owned regional airline subsidiaries and operating results from capacity purchase carriers.
(2)Excludes nine Boeing 737-800 mainline aircraft that are in temporary storage at December 31, 2022.
(3)Includes aircraft owned and leased by American as well as aircraft operated by third-party regional carriers under capacity purchase agreements. Excludes 40 Embraer 145, 19 Bombardier CRJ 700, six Embraer 170 and four Bombardier CRJ 900 regional aircraft that are in temporary storage at December 31, 2022.
(4)Regional full-time equivalent employees only include our wholly-owned regional airline subsidiaries.

American Airlines Reports Fourth-Quarter and Full-Year 2022 Financial Results
Jan. 26, 2023

American Airlines Group Inc.
Consolidated Revenue Statistics by Region
(Unaudited)

	3 Months Ended December 31,		Increase (Decrease)	12 Months Ended December 31,		Increase (Decrease)
	2022	2021		2022	2021
Domestic (1)
Revenue passenger miles (millions)	38,065	38,623	(1.4) %	149,410	130,900	14.1%
Available seat miles (ASM) (millions)	44,939	46,230	(2.8) %	176,447	161,724	9.1%
Passenger load factor (percent)	84.7	83.5	1.2 pts	84.7	80.9	3.8 pts
Passenger revenue (dollars in millions)	8,945	6,808	31.4%	32,911	21,453	53.4%
Yield (cents)	23.50	17.62	33.3%	22.03	16.39	34.4%
Passenger revenue per ASM (cents)	19.90	14.73	35.2%	18.65	13.27	40.6%

Latin America (2)
Revenue passenger miles (millions)	8,379	6,936	20.8%	32,467	22,242	46.0%
Available seat miles (millions)	9,853	9,093	8.4%	39,131	33,151	18.0%
Passenger load factor (percent)	85.0	76.3	8.7 pts	83.0	67.1	15.9 pts
Passenger revenue (dollars in millions)	1,793	1,131	58.5%	6,150	3,506	75.4%
Yield (cents)	21.40	16.31	31.2%	18.94	15.76	20.2%
Passenger revenue per ASM (cents)	18.20	12.44	46.3%	15.72	10.58	48.6%

Atlantic
Revenue passenger miles (millions)	7,676	3,148	nm	30,949	7,450	nm
Available seat miles (millions)	9,725	5,157	88.6%	40,679	16,379	nm
Passenger load factor (percent)	78.9	61.0	17.9 pts	76.1	45.5	30.6 pts
Passenger revenue (dollars in millions)	1,222	410	nm	5,070	965	nm
Yield (cents)	15.92	13.03	22.2%	16.38	12.95	26.5%
Passenger revenue per ASM (cents)	12.57	7.95	58.0%	12.46	5.89	nm

Pacific
Revenue passenger miles (millions)	1,200	275	nm	2,798	946	nm
Available seat miles (millions)	1,445	625	nm	3,969	3,281	21.0%
Passenger load factor (percent)	83.1	44.0	39.1 pts	70.5	28.8	41.7 pts
Passenger revenue (dollars in millions)	171	33	nm	437	139	nm
Yield (cents)	14.23	11.94	19.2%	15.62	14.71	6.2%
Passenger revenue per ASM (cents)	11.82	5.25	nm	11.01	4.24	nm

Total International
Revenue passenger miles (millions)	17,255	10,359	66.6%	66,214	30,638	nm
Available seat miles (millions)	21,023	14,875	41.3%	83,779	52,811	58.6%
Passenger load factor (percent)	82.1	69.6	12.5 pts	79.0	58.0	21.0 pts
Passenger revenue (dollars in millions)	3,186	1,574	nm	11,657	4,610	nm
Yield (cents)	18.46	15.20	21.5%	17.61	15.05	17.0%
Passenger revenue per ASM (cents)	15.15	10.58	43.2%	13.91	8.73	59.4%
Note: Amounts may not recalculate due to rounding.
(1)Domestic results include Canada, Puerto Rico and U.S. Virgin Islands.
(2)Latin America results include the Caribbean.

American Airlines Reports Fourth-Quarter and Full-Year 2022 Financial Results
Jan. 26, 2023

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
American Airlines Group Inc. (the Company) sometimes uses financial measures that are derived from the condensed consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis.
The tables below present the reconciliations of the following GAAP measures to their non-GAAP measures:
–Operating Income (Loss) (GAAP measure) to Operating Income (Loss) Excluding Net Special Items (non-GAAP measure)
–Operating Margin (GAAP measure) to Operating Margin Excluding Net Special Items (non-GAAP measure)
–Pre-Tax Income (Loss) (GAAP measure) to Pre-Tax Income (Loss) Excluding Net Special Items (non-GAAP measure)
–Pre-Tax Margin (GAAP measure) to Pre-Tax Margin Excluding Net Special Items (non-GAAP measure)
–Net Income (Loss) (GAAP measure) to Net Income (Loss) Excluding Net Special Items (non-GAAP measure)
–Basic and Diluted Earnings (Loss) Per Share (GAAP measure) to Basic and Diluted Earnings (Loss) Per Share Excluding Net Special Items (non-GAAP measure)
Management uses these non-GAAP financial measures to evaluate the Company's current operating performance and to allow for period-to-period comparisons. As net special items may vary from period-to-period in nature and amount, the adjustment to exclude net special items allows management an additional tool to understand the Company’s core operating performance.
Additionally, the tables below present the reconciliations of total operating costs (GAAP measure) to total operating costs excluding net special items and fuel (non-GAAP measure) and total operating costs per ASM (CASM) to CASM excluding net special items and fuel. Management uses total operating costs excluding net special items and fuel and CASM excluding net special items and fuel to evaluate the Company's current operating performance and for period-to-period comparisons. The price of fuel, over which the Company has no control, impacts the comparability of period-to-period financial performance. The adjustment to exclude fuel and net special items allows management an additional tool to understand and analyze the Company’s non-fuel costs and core operating performance.

Reconciliation of Operating Income (Loss) Excluding Net Special Items	3 Months Ended December 31,		Percent Increase (Decrease)	12 Months Ended December 31,		Percent Increase (Decrease)
	2022	2021		2022	2021
	(in millions)			(in millions)
Operating income (loss) as reported	$1,383	$(780)		$1,607	$(1,059)
Operating net special items:
Mainline operating special items, net (1)	4	(20)		193	(4,006)
Regional operating special items, net (2)	2	—		5	(449)
Operating income (loss) excluding net special items	$1,389	$(800)	nm	$1,805	$(5,514)	nm

Calculation of Operating Margin
Operating income (loss) as reported	$1,383	$(780)		$1,607	$(1,059)
Total operating revenues as reported	$13,189	$9,427		$48,971	$29,882
Operating margin	10.5%	(8.3%)		3.3%	(3.5%)

Calculation of Operating Margin Excluding Net Special Items
Operating income (loss) excluding net special items	$1,389	$(800)		$1,805	$(5,514)
Total operating revenues as reported	$13,189	$9,427		$48,971	$29,882
Operating margin excluding net special items	10.5%	(8.5%)		3.7%	(18.4%)

Reconciliation of Pre-Tax Income (Loss) Excluding Net Special Items
Pre-tax income (loss) as reported	$1,011	$(1,191)		$186	$(2,548)
Pre-tax net special items:
Mainline operating special items, net (1)	4	(20)		193	(4,006)
Regional operating special items, net (2)	2	—		5	(449)
Nonoperating special items, net (3)	40	29		74	60
Total pre-tax net special items	46	9		272	(4,395)

Pre-tax income (loss) excluding net special items	$1,057	$(1,182)	nm	$458	$(6,943)	nm

Calculation of Pre-Tax Margin
Pre-tax income (loss) as reported	$1,011	$(1,191)		$186	$(2,548)
Total operating revenues as reported	$13,189	$9,427		$48,971	$29,882
Pre-tax margin	7.7%	(12.6%)		0.4%	(8.5%)

Calculation of Pre-Tax Margin Excluding Net Special Items
Pre-tax income (loss) excluding net special items	$1,057	$(1,182)		$458	$(6,943)
Total operating revenues as reported	$13,189	$9,427		$48,971	$29,882
Pre-tax margin excluding net special items	8.0%	(12.5%)		0.9%	(23.2%)

American Airlines Reports Fourth-Quarter and Full-Year 2022 Financial Results
Jan. 26, 2023

Reconciliation of Net Income (Loss) Excluding Net Special Items	3 Months Ended December 31,		Percent Increase (Decrease)	12 Months Ended December 31,		Percent Increase (Decrease)
	2022	2021		2022	2021
	(in millions, except share and per share amounts)			(in millions, except share and per share amounts)
Net income (loss) as reported	$803	$(931)		$127	$(1,993)
Net special items:
Total pre-tax net special items (1), (2), (3)	46	9		272	(4,395)
Income tax special items, net	—	—		(9)	—
Net tax effect of net special items	(22)	1		(62)	993
Net income (loss) excluding net special items	$827	$(921)	nm	$328	$(5,395)	nm

Reconciliation of Basic and Diluted Earnings (Loss) Per Share Excluding Net Special Items
Net income (loss) excluding net special items	$827	$(921)		$328	$(5,395)
Shares used for computation (in thousands):
Basic	650,944	648,766		650,345	644,015
Diluted	716,070	648,766		655,122	644,015
Earnings (loss) per share excluding net special items:
Basic	$1.27	$(1.42)		$0.50	$(8.38)
Diluted (4)	$1.17	$(1.42)		$0.50	$(8.38)

Reconciliation of Total Operating Costs per ASM Excluding Net Special Items and Fuel
Total operating expenses as reported	$11,806	$10,207		$47,364	$30,941

Operating net special items:
Mainline operating special items, net (1)	(4)	20		(193)	4,006
Regional operating special items, net (2)	(2)	—		(5)	449
Total operating expenses excluding net special items	11,800	10,227		47,166	35,396

Aircraft fuel and related taxes	(3,421)	(2,196)		(13,791)	(6,792)
Total operating expenses excluding net special items and fuel	$8,379	$8,031		$33,375	$28,604
	(in cents)			(in cents)
Total operating expenses per ASM as reported	17.90	16.70		18.20	14.42

Operating net special items per ASM:
Mainline operating special items, net (1)	(0.01)	0.03		(0.07)	1.87
Regional operating special items, net (2)	—	—		—	0.21
Total operating expenses per ASM excluding net special items	17.89	16.74		18.13	16.50

Aircraft fuel and related taxes per ASM	(5.19)	(3.59)		(5.30)	(3.17)
Total operating expenses per ASM excluding net special items and fuel	12.70	13.14		12.83	13.33
Note: Amounts may not recalculate due to rounding.
FOOTNOTES:
(1)The 2022 twelve month period mainline operating special items, net principally included a non-cash impairment charge to write down the carrying value of the Company's retired Airbus A330 fleet to the estimated fair value due to the market conditions for certain used aircraft. The Company retired its Airbus A330 fleet in 2020 as a result of the decline in demand for air travel due to the COVID-19 pandemic.
The 2021 twelve month period mainline operating special items, net principally included $4.2 billion of Payroll Support Program (PSP) financial assistance, offset in part by $168 million of salary and medical costs associated with certain team members who opted into voluntary early retirement programs offered as a result of reductions to the Company's operation due to the COVID-19 pandemic.
(2)The 2021 twelve month period regional operating special items, net principally included $539 million of PSP financial assistance, offset in part by a $61 million charge associated with the regional pilot retention program which provides for, among other things, a cash retention bonus paid in the fourth quarter of 2021 to eligible captains at the wholly-owned regional airlines included on the pilot seniority list as of September 1, 2021 and a $27 million non-cash impairment charge to write down regional aircraft resulting from the retirement of the remaining Embraer 140 fleet earlier than planned.
(3)Principally included mark-to-market net unrealized gains and losses associated with certain equity and other investments as well as non-cash charges associated with debt refinancings and extinguishments.
(4)The fourth quarter of 2022 diluted earnings per share gives effect to, among other things, the Company's outstanding 6.5% senior convertible notes by (a) adding back to earnings $11 million of interest expense related to such convertible notes, net of estimated profit sharing, short-term incentive and tax effects and (b) including in the diluted shares outstanding, 61.7 million shares issuable in respect to such convertible notes.

American Airlines Reports Fourth-Quarter and Full-Year 2022 Financial Results
Jan. 26, 2023

American Airlines Group Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)(Unaudited)

	Year Ended December 31,
	2022	2021
Net cash provided by operating activities	$2,173	$704
Cash flows from investing activities:
Capital expenditures, net of aircraft purchase deposit returns	(2,546)	(208)
Airport construction projects, net of reimbursements	(360)	(204)
Proceeds from sale-leaseback transactions	86	181
Proceeds from sale of property and equipment	61	193
Sales of short-term investments	14,972	13,923
Purchases of short-term investments	(11,257)	(19,454)
Decrease (increase) in restricted short-term investments	1	(401)
Purchase of equity investments	(321)	(28)
Other investing activities	—	15
Net cash provided by (used in) investing activities	636	(5,983)
Cash flows from financing activities:
Payments on long-term debt and finance leases	(3,752)	(7,343)
Proceeds from issuance of long-term debt	1,069	12,190
Deferred financing costs	(4)	(209)
Shares withheld for taxes pursuant to employee stock plans	(21)	(18)
Proceeds from issuance of equity	—	460
Other financing activities	77	208
Net cash provided by (used in) financing activities	(2,631)	5,288
Net increase in cash and restricted cash	178	9
Cash and restricted cash at beginning of year	408	399
Cash and restricted cash at end of year (1)	$586	$408

(1)The following table provides a reconciliation of cash and restricted cash to amounts reported within the condensed consolidated balance sheets:

Cash	$440	$273
Restricted cash included in restricted cash and short-term investments	146	135
Total cash and restricted cash	$586	$408

American Airlines Reports Fourth-Quarter and Full-Year 2022 Financial Results
Jan. 26, 2023

American Airlines Group Inc.
Condensed Consolidated Balance Sheets
(In millions, except shares)

	December 31, 2022	December 31, 2021
	(unaudited)
Assets
Current assets
Cash	$440	$273
Short-term investments	8,525	12,158
Restricted cash and short-term investments	995	990
Accounts receivable, net	2,138	1,505
Aircraft fuel, spare parts and supplies, net	2,279	1,795
Prepaid expenses and other	892	615
Total current assets	15,269	17,336
Operating property and equipment
Flight equipment	39,703	37,856
Ground property and equipment	9,913	9,335
Equipment purchase deposits	613	517
Total property and equipment, at cost	50,229	47,708
Less accumulated depreciation and amortization	(20,029)	(18,171)
Total property and equipment, net	30,200	29,537
Operating lease right-of-use assets	8,094	7,850
Other assets
Goodwill	4,091	4,091
Intangibles, net	2,059	1,988
Deferred tax asset	3,099	3,556
Other assets	1,904	2,109
Total other assets	11,153	11,744
Total assets	$64,716	$66,467
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Current maturities of long-term debt and finance leases	$3,274	$2,489
Accounts payable	2,149	1,772
Accrued salaries and wages	1,713	1,489
Air traffic liability	6,745	6,087
Loyalty program liability	3,169	2,896
Operating lease liabilities	1,465	1,507
Other accrued liabilities	2,981	2,766
Total current liabilities	21,496	19,006
Noncurrent liabilities
Long-term debt and finance leases, net of current maturities	32,389	35,571
Pension and postretirement benefits	2,837	5,053
Loyalty program liability	5,976	6,239
Operating lease liabilities	6,559	6,610
Other liabilities	1,258	1,328
Total noncurrent liabilities	49,019	54,801
Stockholders' equity (deficit)
Common stock, 650,642,461 shares outstanding at December 31, 2022	6	6
Additional paid-in capital	7,291	7,234
Accumulated other comprehensive loss	(4,585)	(5,942)
Retained deficit	(8,511)	(8,638)
Total stockholders' deficit	(5,799)	(7,340)
Total liabilities and stockholders’ equity (deficit)	$64,716	$66,467